Exhibit 99.1

ATRM Announces COMPLETION OF RIGHTS OFFERING

Raising approximately $3.0 million in new equity

St. Paul, Minn (09/17/15) — ATRM Holdings, Inc. (Nasdaq: ATRM) today announced the completion of its previously announced rights offering to holders of shares of its common stock, which expired at 5:00 p.m., Eastern Time, on September 16, 2015.

The Company received subscriptions and over-subscriptions for a total of 1,019,746 shares, representing approximately 82% of the shares offered. After the application of the NOL Protection Mechanics described in the prospectus related to the rights offering, all of the subscriptions and over-subscriptions were accepted, for aggregate gross proceeds to the Company of approximately $3.0 million. The subscriptions accepted include the purchase by Lone Star Value Investors, LP, the Company’s largest stockholder, of an additional 900,000 shares, resulting in ownership following the completion of the rights offering of a total of 1,067,885 shares of the Company’s common stock, or approximately 47% of the shares outstanding. Jeffrey E. Eberwein, the Company’s Chairman of the Board, is the manager of Lone Star Value Investors GP, LLC, the general partner of Lone Star Value Investors, LP, and sole member of Lone Star Value Management, LLC, the investment manager of Lone Star Value Investors, LP. The Company expects Computershare Inc., the subscription agent for the rights offering, to begin distributing the shares and the sale proceeds this week.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, any securities, and there will be no sale of any securities in any state in which such an offer, solicitation, or purchase would be unlawful prior to the registration or qualification of such securities under the securities laws of any such state. A registration statement relating to the newly subscribed shares was declared effective by the Securities and Exchange Commission on August 13, 2015. The rights offering was made only by means of a prospectus filed by the Company with the Securities and Exchange Commission on August 17, 2015.

About ATRM Holdings, Inc.

ATRM Holdings, Inc. (Nasdaq: ATRM), through its wholly-owned subsidiaries KBS Builders, Inc. and Maine Modular Haulers, Inc., manufactures modular housing units for commercial and residential applications. ATRM is based in Mahtomedi, Minnesota, with facilities in South Paris and Waterford, Maine. ATRM’s website is www.atrmholdings.com.

Forward-Looking Statements

This press release may contain “forward-looking statements”, as such term is used within the meaning of the Private Securities Litigation Reform Act of 1995. These “forward-looking statements” are not based on historical fact and involve assessments of certain risks, developments, and uncertainties in the Company’s business looking to the future. Such forward-looking statements can be identified by the use of terminology such as “may”, “will”, “should”, “expect”, “anticipate”, “estimate”, “intend”, “continue”, or “believe”, or the negatives or other variations of these terms or comparable terminology. Forward-looking statements may include projections, forecasts, or estimates of future performance and developments. These forward-looking statements are based upon assumptions and assessments that the Company believes to be reasonable as of the date hereof. Whether those assumptions and assessments will be realized will be determined by future factors, developments, and events, which are difficult to predict and may be beyond the Company’s control. Actual results, factors, developments, and events may differ materially from those the Company assumed and assessed. Risks, uncertainties, contingencies, and developments, including those discussed in the Company’s filings with the SEC, could cause the Company’s future operating results to differ materially from those set forth in any forward-looking statement. There can be no assurance that any such forward-looking statement, projection, forecast or estimate contained can be realized or that actual returns, results, or business prospects will not differ materially from those set forth in any forward-looking statement. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. The Company disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future results, events or developments.

Contact:	Paul Askegaard
ATRM Holdings, Inc.
(651) 704-1812